CertificationPursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002.

        In connection with the Annual Report of Red Horse Entertainment Corporation (the “Company”) on Form 10-KSB for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wayne M. Rogers, Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 25, 2005	By:	/s/ Wayne M. Rogers
Wayne M. Rogers Chief Executive Officer Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Red Horse Entertainment Corporation and will be retained by Red Horse Entertainment Corporation and furnished to the Securities and Exchange Commission or its staff upon request.